EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Engages KCSA Strategic Communications as Corporate Communications Counsel

Vancouver, British Columbia--(June 25, 2019) - Body and Mind Inc. (CSE: BAMM) (OTC Pink: BMMJ) (the "Company" or "BaM"), a multi-state operator in California, Nevada, Ohio and Arkansas, today announced that it has retained KCSA Strategic Communications (“KCSA”), a leading New York City-based communications firm.

KCSA will work with management to create a comprehensive, strategic communications program to lead the Company’s public and investor relations programs. Since KCSA's inception, nearly fifty years ago, the firm has developed a strong reputation for its work representing public companies with an expertise in several verticals including the cannabis industry. The engagement is designed to increase the awareness and help enhance the profile of BaM in the marketplace.

“We are pleased to partner with KCSA to help us expand our presence in the investment community and amongst the media to properly articulate our vision, strategy and investment opportunity. Our business is hitting a critical inflection point as we continue to expand Body and Mind brands and products into new states. Now is the opportune time to work with the talented team at KCSA,” stated, Robert Hasman, President of Nevada Medical Group LLC and board member of BaM.

Valter Pinto, Managing Director of KCSA Strategic Communications, commented, “Our team of communication professionals have an extensive history of providing expert communications and strategy for our clients. With many decades of experience, we have built a vast network in both the media and investment communities that we will proactively begin to introduce to the BaM management team. We are pleased to implement this communications plan based on best practices for BaM.”

For its services supporting the Company's public relations and investor relations efforts, KCSA will receive US$17,500 per month. The term of the engagement will be initially six months and then ongoing on a month-to-month basis. The Company has the right to terminate the relationship with KCSA on 30 days’ notice.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

Tel: 800-361-6312

mmills@bamcannabis.com

Contact Information

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

Tel: 212-896-1254

Valter@KCSA.com

About Body and Mind

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

About KCSA Strategic Communications

KCSA is a fully integrated communications agency specializing in public relations, investor relations and social media, with expertise in financial services, technology and healthcare. Since 1969, the firm has demonstrated strategic thinking and program execution that drive results for clients in the ever-changing communications and digital landscape. The firm's clients are its best references. For more information, please visit www.kcsa.com.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.